Exhibit I

                              FOR IMMEDIATE RELEASE
                              ---------------------


CONTACT:                                                NASDAQ SCM: CMWL, CMWLW

Joseph Raymond Jr.
Complete Wellness Centers, Inc.
407-673-3073


                         COMPLETE WELLNESS CENTERS, INC.
                         -------------------------------
                        ANNOUNCES MANAGEMENT RESIGNATIONS
                        ---------------------------------

WINTER PARK, FL - September 20, 2000, -- Complete Wellness Centers, Inc. (CMWL, CMWLW) announced today that Joseph J. Raymond Jr. has resigned as the Chief Executive Officer and Chief Financial Officer effective September 29, 2000. Also, Sergio Vallejo, the President and Chief Operating Officer of the company has also resigned effective September 29, 2000. The board of directors accepted the resignations in its meeting today. They will both remain as directors of the company. The board named E. Eugene Sharer as the interim President and Chief Financial Officer effective September 30, 2000. Mr. Sharer is currently the Secretary and a director of the company.

Complete Wellness Centers, Inc. is a nationwide organization that endeavors to provide member healthcare practices with administrative, developmental, financial and practice management consulting assistance, as well as to provide consumers access to traditional and alternative health information, products and services. Inquiries may be directed to the corporate office at 407-673-3073 or at www.completewellness.com.

The Company, from time to time, may discuss forward-looking information. This press release contains forward-looking statements, which are estimates by the Company's management. Such statements are subject to various risks and uncertainties that may be beyond the Company's control, and may cause results to differ from management's current expectations and should not be relied upon by the investors in the Company.

                                   ### ### ###